EXHIBIT 5





June 6, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549


Re:   SunAmerica Inc.
      Registration Statement on Form S-8

Ladies and Gentlemen:

Based on a review of the relevant documents and materials and on the basis of available information, and in reliance thereon, the undersigned is of the opinion that the securities to be issued by SunAmerica Inc. in connection with the 1997 Employee Stock Purchase Plan (the "Plan") have been duly and validly authorized and reserved for issuance and, when issued in accordance with the terms of the Plan, will be duly and validly issued, fully paid and nonassessable.

I am licensed to practice law only in the state of California and the foregoing opinion is limited to the laws of the state of California and the general corporation law of the state of Maryland.

The undersigned hereby consents to the filing of this opinion as an exhibit to the Registration Statement.


Very truly yours,



/s/ Susan L. Harris
--------------------
Susan L. Harris
Senior Vice President